Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of A. Schulman, Inc., a Delaware corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock for offering and sale pursuant to the A. Schulman, Inc. 2017 Equity Incentive Plan, hereby constitutes and appoints Joseph M. Gingo, John W. Richardson, and Andrean R. Horton, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective the 8th day of January, 2018, unless otherwise indicated below.

/s/ Joseph M. Gingo	/s/ John W. Richardson
Joseph M. Gingo President, Chief Executive Officer and Chairman (Principal Executive Officer and Director)	John W. Richardson Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kristopher R. Westbrooks	/s/ Eugene R. Allspach
Kristopher R. Westbrooks Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	Eugene R. Allspach Director

/s/ David G. Birney	/s/ Carol S. Eicher
David G. Birney Director	Carol S. Eicher Director

/s/ Lee D. Meyer	/s/ James A. Mitarotonda
Lee D. Meyer Director	James A. Mitarotonda Director

/s/ Ernest J. Novak, Jr.	/s/ Kathleen M. Oswald
Ernest J. Novak, Jr. Director	Kathleen M. Oswald Director

/s/ Allen A. Spizzo
Allen A. Spizzo Director